Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
Email: lpkromidas@olin.com
News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Attend the KeyBanc, Credit Suisse
and UBS Conferences in September

Clayton, MO, August 12, 2013 - Olin Corporation's (NYSE: OLN) senior management will be attending and hosting one-on-one meetings in Boston at the KeyBanc Capital Markets Basic Materials & Packaging Conference on September 10th, and in New York City at the Credit Suisse Chemical and Ag Science Conference on September 17th, and the UBS Conference on September 25th. Senior Management will also be making formal presentations at the KeyBanc and Credit Suisse conferences.

Copies of the presentation slides will be available the evening prior to each event to investors, news media and the general public on Olin's web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in three business segments: Chlor Alkali Products, Chemical Distribution and Winchester. Chlor Alkali Products, with nine U. S. manufacturing facilities and one Canadian manufacturing facility, produces chlorine and caustic soda, hydrochloric acid, hydrogen, bleach products and potassium hydroxide.

Chemical Distribution manufactures bleach products and distributes caustic soda, bleach products, potassium hydroxide and hydrochloric acid. Winchester, with its principal manufacturing facilities in East Alton, IL and Oxford, MS, produces and distributes sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Click here for more information on Olin.
2013-10